File No. 70-8507

                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                  POST-EFFECTIVE AMENDMENT NO. 4

                           TO FORM U-1

                   APPLICATION AND DECLARATION

                            UNDER THE

            PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


                       NORTHEAST UTILITIES
                      174 Brush Hill Avenue
              West Springfield, Massachusetts 01089

                     CHARTER OAK ENERGY, INC.
                   COE DEVELOPMENT CORPORATION
                        107 Selden Street
                       Berlin, CT  06037-1616
            (Name of company filing this statement and
             address of principal executive offices)


                       NORTHEAST UTILITIES
                 (Name of top registered holding
          company parent of each applicant or declarant)

                     Jeffrey C. Miller, Esq.
                    Assistant General Counsel
               NORTHEAST UTILITIES SERVICE COMPANY
                           P.O. Box 270
                   Hartford, Connecticut 06141-0270
             (Name and address of agent for service)

          The Commission is requested to mail copies of all orders, notices and communications to:

Mark Malaspina, Esq.          William S. Lamb, Esq.
Charter Oak Energy, Inc.      LeBoeuf, Lamb, Greene & MacRae
P.O. Box 270                                 L.L.P.
Berlin, CT 06141-0270         125 W. 55th Street
                              New York, New York  10019-4513


          Northeast Utilities, Charter Oak Energy, Inc. and COE

Development Corporation (collectively, the "Applicants") hereby amend their Application/Declaration on Form U-1, as previously amended (File No. 70-8507) for the purpose of amending Item 6 as set forth below.  In all other respects, the

Application/Declaration as previously filed will remain the same:

Item 6    EXHIBITS AND FINANCIAL STATEMENTS

          a)   Exhibits

          F-1  Opinion of Counsel

          G-1  Proposed Form of Notice (previously filed)

          H-1  Charter Oak Energy, Inc. 1995-96 Estimated
               Expenditures (previously filed)

          b)   Financial Statements

          1.1  Balance Sheet Actual and Pro Forma - NU
               (parent only), as of March 31, 1995
               (previously filed)

          1.2  Statement of Income Actual and Pro Forma - NU
               (parent only), as of March 31, 1995
               (previously filed)

          2.1 Balance Sheet Actual and Pro Forma - Charter Oak consolidated, as of March 31, 1995
               (previously filed)

          2.2  Statement of Income Actual and Pro Forma - Charter
               Oak consolidated, as of March 31, 1995
               (previously filed)

          3.1  Balance Sheet Actual and Pro Forma - COE
               Development, as of March 31, 1995
               (previously filed)

          3.2  Statement of Income Actual and Pro Forma - COE
               Development, as of March 31, 1995
               (previously filed)

          4.1  Balance Sheet Actual and Pro Forma - NU
               consolidated, as of March 31, 1995
               (previously filed)

          4.2 Statement of Income Actual and Pro Forma - NU consolidated, as of March 31, 1995
               (previously filed)


                            SIGNATURE


          Pursuant to the requirements of the Public Utility

Holding Company Act of 1935, the undersigned companies have duly caused this Amendment to be signed on their behalf by the

undersigned thereunto duly authorized.



                         NORTHEAST UTILITIES
                         CHARTER OAK ENERGY, INC.
                         COE DEVELOPMENT CORPORATION


                         By:  /s/ William S. Lamb
                         William S. Lamb
                         LeBoeuf, Lamb, Greene & MacRae L.L.P.
                         A Limited Liability Partnership
                         Including Professional Corporations
                         125 W. 55th Street
                         New York, NY  10019-4513

                         Attorney for Northeast Utilities,
                         Charter Oak Energy, Inc. and COE
                              Development Corporation